OPTi Inc. 10-K
Exhibit 32.2

OPTi Inc.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of OPTi Inc. (the “Company”) on Form 10-K for the fiscal year ending March 31, 2013 as filed with the SEC on the date hereof (the “Report”). I, Michael Mazzoni, Chief F Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Michael Mazzoni	Date: 6/28/13
Michael Mazzoni, Chief Financial Officer